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                                                                     EXHIBIT 1.2

                           ENTRUST TECHNOLOGIES INC.
                    COMMON STOCK ($0.01 PAR VALUE PER SHARE)

                    ----------------------------------------

                             UNDERWRITING AGREEMENT
                            (INTERNATIONAL VERSION)
                            -----------------------

                                                                          , 1998
Goldman Sachs International,
Donaldson, Lufkin & Jenrette International
NationsBanc Montgomery Securities LLC
Warburg Dillon Read, a division of UBS AG
 As representatives of the several Underwriters named in Schedule I hereto,
c/o Goldman Sachs International
Peterborough Court,
133 Fleet Street,
London EC4A 2BB, England.

Ladies and Gentlemen:

     Entrust Technologies Inc., a Maryland corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of ........ shares of Common Stock, $0.01 par value ("Stock"), of the Company, and the Stockholders of the Company named in Schedule II hereto (the "Selling Stockholders") propose, subject to the terms and conditions stated herein, to sell the Underwriters an aggregate of 1,413,333 shares and, at the election of the Underwriters, up to an additional 212,000 shares of Stock. The aggregate of 1,413,333 shares to be sold by the Company and the Selling Stockholders is herein called the "Firm Shares" and the aggregate of 212,000 additional shares to be sold by the Selling Stockholders is herein called the "Optional Shares". The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Shares".

     It is understood and agreed to by all parties that the Company and the Selling Stockholders are concurrently entering into an agreement, a copy of which is attached hereto (the "U.S. Underwriting Agreement"), providing for the offering by the Company and the Selling Stockholders of up to a total of 6,501,334 shares of Stock (the "U.S. Shares") including the overallotment option thereunder through arrangements with certain underwriters in the United States (the "U.S. Underwriters"), for whom Goldman, Sachs & Co., Donaldson, Lufkin & Jenrette Securities Corporation, NationsBank Montgomery Securities LLC and Warburg Dillon Read LLC, a subsidiary of UBS AG are acting as representatives. Anything herein and therein to the contrary notwithstanding, the respective closings under this Agreement and the U.S. Underwriting
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Agreement are hereby expressly made conditional on one another. The Underwriters hereunder and the U.S. Underwriters are simultaneously entering into an Agreement between U.S. and International Underwriting Syndicates (the "Agreement between Syndicates") which provides, among other things, for the transfer of shares of Stock between the two syndicates and for consultation by the Lead Managers hereunder with Goldman, Sachs & Co. prior to exercising the rights of the Underwriters under Section 7 hereof. Two forms of prospectus are to be used in connection with the offering and sale of shares of Stock contemplated by the foregoing, one relating to the Shares hereunder and the other relating to the U.S. Shares. The latter form of prospectus will be identical to the former except for certain substitute pages as included in the registration statement and amendments thereto as mentioned below. Except as used in Sections 2, 3, 4, 9 and 11 herein, and except as the context may otherwise require, references hereinafter to the Shares shall include all of the shares of Stock which may be sold pursuant to either this Agreement or the U.S. Underwriting Agreement, and references herein to any prospectus whether in preliminary or final form, and whether as amended or supplemented, shall include both of the U.S. and the international versions thereof.

     In addition, this Agreement incorporates by reference certain provisions from the U.S. Underwriting Agreement (including the related definitions of terms, which are also used elsewhere herein) and, for purposes of applying the same, references (whether in these precise words or their equivalent) in the incorporated provisions to the "Underwriters" shall be to the Underwriters hereunder, to the "Shares" shall be to the Shares hereunder as just defined, to "this Agreement" (meaning therein the U.S. Underwriting Agreement) shall be to this Agreement (except where this Agreement is already referred to or as the context may otherwise require) and to the representatives of the Underwriters or to Goldman, Sachs & Co. shall be to the addressees of this Agreement and to Goldman Sachs International ("GSI"), and, in general, all such provisions and defined terms shall be applied mutatis mutandis as if the incorporated provisions were set forth in full herein having regard to their context in this Agreement as opposed to the U.S. Underwriting Agreement.

     1. (a) The Company and Entrust Technologies Limited, a Canadian corporation and the Company's majority-owned Subsidiary ("Entrust Limited"), jointly and severally, hereby make with the Underwriters the same representations, warranties and agreements as are set forth in Section 1 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

          (b) Each of the Selling Stockholders severally hereby makes with the Underwriters and the Company the same representations, warranties and agreements as are set forth in Section 1(b) of the U.S. Underwriting Agreement, which
Section is incorporated herein by this reference.

     2. Subject to the terms and conditions herein set forth, (a) the Company and each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders, at a purchase price per share of $___, the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company and each of the Selling Stockholders as set

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forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

     The Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to 212,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering overallotments in the sale of the Firm Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by each Selling Stockholder as set forth in Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company and the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company and the Attorneys-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

     3. Upon the authorization by GSI of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus and in the forms of Agreement among Underwriters (International Version) and Selling Agreements, which have been previously submitted to the Company by you. Each Underwriter hereby makes to and with the Company the representations and agreements of such Underwriter as a member of the selling group contained in Sections 3(d) and 3(e) of the form of Selling Agreements.

     4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as GSI may request upon at least forty-eight hours' prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Company and the Selling Stockholders to GSI, through the facilities of the Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company and each Selling Stockholder to Goldman, Sachs

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& Co. at least forty-eight hours in advance. The Company and each Selling
Stockholder will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New
York City time, on ............., 1998 or such other time and date as GSI, the
Company and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by GSI in the written notice given by GSI of the Underwriters' election to purchase such Optional Shares, or such other time and date as GSI and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

     (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 of the U.S. Underwriting Agreement, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(o) of the U.S. Underwriting Agreement hereof, will be delivered at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery.
A meeting will be held at the Closing Location at .......p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

     5. The Company and Entrust Limited jointly and severally hereby make to the Underwriters the same agreements as are set forth in Section 5 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

     6. The Company and each of the Selling Stockholders covenant and agree with one another and with the several Underwriters with respect to certain expenses on the same terms as are set forth in Section 6 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

     7. Subject to the provisions of the Agreement between Syndicates, the obligations of the Underwriters hereunder shall be subject, in their discretion, at each Time of Delivery, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its obligations hereunder theretofore to be performed, and additional conditions identical to those set forth in Section 7 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

     8. (a) The Company, Entrust Limited and Northern Telecom Limited (the "Indemnifying Person"), jointly and severally, will indemnify and hold harmless each Underwriter against any

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losses, claims, damages or liabilities, joint or several, to which such
Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Indemnifying Person shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through GSI expressly for use therein; provided, further that the liability of the Indemnifying Person pursuant to this subsection (a) shall not exceed the product of the number of Shares sold by such Indemnifying Person and the initial public offering price less underwriting discount of the Shares, as set forth in the Prospectus.

     (b) Each of the Selling Stockholders other than the Indemnifying Person severally and not jointly agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission in reliance upon and conformity with written information relating to such Selling Stockholder furnished to the Company or the Underwriters in writing by such Selling Stockholder expressly for use therein, and such Selling Stockholder will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the liability of a Selling Stockholder pursuant to this subsection (b) shall not exceed the product of the number of Shares sold by such Selling Stockholder and the initial public offering price less the underwriting discount of the Shares, as set forth in the Prospectus.

     (c) Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise

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out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through GSI expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

     (d)  Promptly after receipt by an indemnified party under subsection (a),
(b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

     (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a),
(b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but

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also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Stockholder shall be required to contribute any amount in excess of the product of the number of Shares sold by such Selling Stockholder and the initial public offering price less underwriting discount of the Shares as set forth in the Prospectus. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (f) The obligations of the Company, Entrust Limited and the Selling Stockholders under this Section 8 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and the Selling Stockholders (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or the Selling Stockholders within the meaning of the Act.

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     9.   (a)  If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company and the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

     (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     10. The respective indemnities, agreements, representations, warranties and other

                                      -8-
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statements of the Company and the Selling Stockholders and the several
Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or the Selling Stockholders or any officer or director or controlling person of the Company or the Selling Stockholders, and shall survive delivery of and payment for the Shares.

     11. If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor Entrust Limited nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Section 6 and
Section 8 hereof, but, if for any other reason any Shares are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein, the Company and each of the Selling Stockholders (pro rata based on the number of Shares to be sold by the Company and such Selling Stockholders hereunder) will reimburse the Underwriters through GSI for all out-of-pocket expenses approved in writing by GSI, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company, Entrust Limited and the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.

     12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by GSI on behalf of you as the representatives and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.

     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Underwriters in care of GSI, Peterborough Court, 133 Fleet Street, London EC4A 2BB, England, Attention: Equity Capital Markets, Telex No. 94012165, facsimile transmission No. (071) 774-1550; and if to the Company shall be delivered or sent by registered mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by GSI upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

     13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, Entrust Limited and the Selling Stockholders and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and Selling Stockholder and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser

                                      -9-
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of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

     15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

     16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

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     If the foregoing is in accordance with your understanding, please sign and return to us eight counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters (International Version), the form of which shall be submitted to the Company and the Selling Stockholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                              Very truly yours,

                              Entrust Technologies Inc.



                              By:__________________________
                                 Name:
                                 Title:


                              ENTRUST TECHNOLOGIES LIMITED



                              By:__________________________
                                 Name:
                                 Title:


                              NORTHERN TELECOM LIMITED



                              By:__________________________
                                 Name:
                                 Title:


                              By:__________________________
                                 Name:
                                 Title:

                              MORGAN GUARANTY TRUST
                              COMPANY OF NEW YORK, AS
                              TRUSTEE OF THE MULTI-MARKET
                              SPECIAL INVESTMENT TRUST
                              FUND OF MORGAN GUARANTY
                              TRUST COMPANY OF NEW YORK

                              By: ____________________________
                                  Name:

                              MORGAN GUARANTY TRUST
                              COMPANY OF NEW YORK, AS
                              TRUSTEE OF THE COMMINGLED
                              PENSION TRUST FUND
                              (MULTI-MARKET SPECIAL
                              INVESTMENT FUND II) OF
                              MORGAN GUARANTY TRUST
                              COMPANY OF NEW YORK


                              By: ___________________________
                                  Name:
                                  Title:


                              MORGAN GUARANTY TRUST
                              COMPANY OF NEW YORK, AS
                              INVESTMENT MANAGER AND
                              AGENT FOR THE ALFRED P.
                              SLOAN FOUNDATION
                              (MULTI-MARKET ACCOUNT)

                              By: ___________________________
                                  Name:
                                  Title:


                              Olympus Growth Fund II, L.P.
                              Olmpus Executive Fund, L.P.
                              Orchid & Co., nominee for T. Rowe
                                  Price Threshold Fund III, L.P.
                              Societe Generale Investment Corporation

                              By:__________________________
                                 Name:

                                 As Attorney-in-Fact acting on behalf of
                                 each of the Selling Stockholders named
                                 in Part B of Schedule II to this Agreement.



Accepted as of the date hereof:

Goldman Sachs International
 Donaldson, Lufkin & Jenrette International
 NationsBanc Montgomery Securities LLC
 Warburg Dillon Read, a division of UBS AG

By: Goldman Sachs International


By:..............................
       (Attorney-in-fact)

   On behalf of each of the Underwriters

                                     SCHEDULE I
                                                                  NUMBER OF OPTIONAL
                                                                     SHARES TO BE
                                                TOTAL NUMBER OF      PURCHASED IF
                                                  FIRM SHARES       MAXIMUM OPTION
                 UNDERWRITER                    TO BE PURCHASED       EXERCISED
                 -----------
Goldman Sachs International..................
Donaldson, Lufkin & Jenrette International...
NationsBanc Montgomery Securities LLC........
Warburg Dillon Read, a division of UBS AG....
                                                  ---------          ---------
                     Total                        1,413,333            212,000

                                  SCHEDULE II

                                                              NUMBER OF OPTIONAL
                                         TOTAL NUMBER OF      SHARES TO BE SOLD
                                         FIRM SHARES          IF MAXIMUM OPTION
                                         TO BE SOLD           EXERCISED

The Company............................. 1,080,000            --


The Selling Stockholder(s):

   Part A:

           Northern Telecom Inc. .......

           Northern Telecom Limited.....

           Morgan Guaranty Trust
           Company of New York, as
           Trustee of the Multi-Market
           Special Investment Trust
           Fund of Morgan Guaranty
           Trust Company of New York....

           Morgan Guaranty Trust
           Company of New York, as
           Trustee of the Commingled
           Pension Trust Fund
           (Multi-Market Special
           Investment Fund II) Of
           Morgan Guaranty Trust
           Company of New York..........

           Morgan Guaranty Trust
           Company of New York, As
           Investment Manager and
           Agent for the Alfred P.
           Sloan Foundation.............

                                                              NUMBER OF OPTIONAL
                                         TOTAL NUMBER OF      SHARES TO BE SOLD
                                         FIRM SHARES          IF MAXIMUM OPTION
           (Multi-Market Account)        TO BE SOLD           EXERCISED
   Part B
Olympus Growth Fund II, L.P. ...........

Olympus Executive Fund, L.P. ...........

Orchid & Co. ...........................

Societe Generale Investment
 Corporation ...........................

Total...................................

Northern Telecom Limited is represented by its general counsel; Each of Morgan Guaranty Trust Company of New York, Olympus Growth Fund II, L.P., Olympus Executive Fund, L.P. and Societe Generale Investment Corporation are represented by Dewey Ballantine LLP; and Orchid & Co. is represented by Testa, Hurwitz & Thibeaut, LLP. Each of the Selling Stockholders listed under Part B above has appointed John Ryan and Michele Axelson, and each of them, as the Attorneys-in-Fact for such Selling Stockholder.